FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces Fourth Quarter and Full Year 2023 Results
- Infrastructure: DBM Global achieved fourth quarter revenue of $353.8 million -
- Life Sciences: R2 experienced strong North America unit sales in the fourth quarter -
- Spectrum: Broadcasting entered into agreements with PBS stations for new commercial opportunities with ATSC 3.0 -
NEW YORK, NY, March 4, 2024 - INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE) announced today its consolidated results for the fourth quarter and full year.
Financial Summary

(in millions, except per share amounts)	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Increase / (Decrease)	2023	2022	Increase / (Decrease)
Revenue	$361.0	$409.3	(11.8)%	$1,423.0	$1,637.3	(13.1)%
Net loss attributable to common stockholders	$(9.6)	$(7.0)	(37.1)%	$(37.6)	$(40.8)	7.8%
Basic and Diluted loss per share - Net loss attributable to common stockholders	$(0.12)	$(0.09)	(33.3)%	$(0.48)	$(0.53)	9.4%
Total Adjusted EBITDA(1)	$21.5	$28.1	(23.5)%	$65.0	$68.1	(4.6)%

(1) Reconciliation of GAAP to Non-GAAP measures follows

Commentary
“2023 was another successful year for INNOVATE, with a number of exciting developments across the three operating segments,” said Avie Glazer, Chairman of INNOVATE. “The Infrastructure segment continues to deliver strong results and finished the year with Net Income of $28.7 million and Adjusted EBITDA of $100.6 million. At Life Sciences, MediBeacon and R2 achieved significant milestones in 2023. And at Spectrum, our refocused strategy is in the early innings and we remain excited about the future growth prospects in that business.”

“We are pleased with INNOVATE's 2023 results,” said Paul Voigt, INNOVATE's interim CEO. “Despite a challenging market backdrop, DBM delivered strong results while expanding margin throughout the year. At Pansend, MediBeacon made significant progress towards FDA approval, while R2 has experienced strong North America unit sales growth. Finally, Broadcasting launched new networks, is entering into agreements with public broadcast networks and are actively exploring broadcasting 5G opportunities in the United States.”

Fourth Quarter 2023 Highlights

Infrastructure
•DBM Global Inc. ("DBMG") reported fourth quarter 2023 revenue of $353.8 million, a decrease of 10.9%, compared to $397.3 million in the prior year quarter. Net Income was $8.9 million, compared to $5.9 million for the prior year quarter. Adjusted EBITDA decreased to $30.0 million from $32.7 million in the prior year quarter.
•DBM Global grew gross margin to 16.4% in the fourth quarter, an expansion of approximately 200 basis points year-over-year and Adjusted EBITDA margin to 8.5% in the fourth quarter, an expansion of approximately 25 basis points year-over-year.
•The tightening in the credit markets continued to impact the commercial space, however, DBM remained focused on protecting margins and delivered sequential Adjusted EBITDA margin expansion for the last three quarters in 2023.
•DBM Global’s reported backlog and adjusted backlog, which takes into consideration awarded but not yet signed contracts, was $1.1 billion and $1.2 billion as of December 31, 2023, respectively, compared to reported and adjusted backlog of $1.8 billion as of December 31, 2022.

Life Sciences
•R2 Technologies, Inc. ("R2") once again achieved record growth in North America for both system sales and number of patients treated.
•R2 sold out of all Glacial fx inventory in the fourth quarter.
•R2 received market approval in Saudi Arabia and United Arab Emirates ("UAE").
•MediBeacon remains optimistic regarding the FDA approval as it continues to answer outstanding questions from the FDA. As these final questions are resolved, MediBeacon’s goal is to achieve full FDA approval status and gain agreement on product labeling in 2024.
•On November 30, 2023, the Company sold a portion of its ownership in Triple Ring and received $5.0 million in cash proceeds and shares of Scaled Cell valued at $0.9 million.

Spectrum
•Gaining considerable traction with new network launches across the platform as evidenced by the launch of FreeTV and three large sport networks.
•Entered into agreements with PBS stations to provide ATSC 3.0 "lighthousing" along with commercial joint ventures in datacasting and other areas.
•Actively exploring 5G broadcasting opportunities in the U.S. and have filled an application with the Federal Communications Commission to convert an existing station to 5G broadcast in order to participate in Phase 2 proof of concept.
•For the fourth quarter of 2023, Broadcasting reported revenue of $5.7 million, compared to $10.7 million in the prior year quarter. The decrease was primarily driven by the elimination of advertising revenues at Azteca America network ("Azteca"), which ceased operations on December 31, 2022. This was partially offset by an increase in station revenues, which launched new markets and networks with its customers during 2023.
•For the fourth quarter of 2023, Broadcasting reported a Net Loss of $5.4 million compared to $2.8 million in the prior year quarter. Adjusted EBITDA was $1.1 million, compared to $2.5 million in the prior year quarter.

Fourth Quarter 2023 Financial Highlights
•Revenue: For the fourth quarter of 2023, INNOVATE's consolidated revenue was $361.0 million, a decrease of 11.8%, compared to $409.3 million for the prior year quarter. The decrease was primarily driven by our Infrastructure segment, and, to a lesser extent, our Spectrum segment. The decline at our Infrastructure segment was driven by timing and size of projects, mostly from DBMG's commercial structural steel fabrication and erection business, which was partially offset by increases at the industrial maintenance and repair business and at Banker Steel, while revenues at our Spectrum segment decreased primarily as a result of the termination of HC2 Network, Inc. ("Network") and its associated Azteca content on December 31, 2022.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Increase / (Decrease)	2023	2022	Increase / (Decrease)
Infrastructure	$353.8	$397.3	$(43.5)	$1,397.2	$1,594.3	$(197.1)
Life Sciences	1.5	1.3	0.2	3.3	4.3	(1.0)
Spectrum	5.7	10.7	(5.0)	22.5	38.7	(16.2)
Consolidated INNOVATE	$361.0	$409.3	$(48.3)	$1,423.0	$1,637.3	$(214.3)

•Net Loss: For the fourth quarter of 2023, INNOVATE reported a Net Loss attributable to common stockholders of $9.6 million, or $0.12 per fully diluted share, compared to a Net Loss of $7.0 million, or $0.09 per fully diluted share, for the prior year quarter. The increase in Net Loss was primarily due to an increase in interest expense from higher interest rates, increased amortization of debt issuance costs on the debt, and higher outstanding principal balances at all segments, as a result of new debt issued subsequent to the comparable period, an increase in net loss from our Life Sciences segment primarily as a result of higher equity method losses recognized from Pansend's investment in MediBeacon due to additional investments during 2023, which resulted in previously suspended losses being recognized as the investment's carrying amount was reduced to zero, an increase in net loss from our Spectrum segment related to a one-time benefit from the termination of Azteca in the comparable period, an increase in tax expense as a result of current state tax expense at certain tax paying entities due to increase in taxable income, an increase in net loss from our Other segment as a result of a write-off of prepaid rent, and an impairment of leasehold improvements as a result of unutilized space at our Non-Operating Corporate segment. The increase in Net Loss was partially offset by a decrease in selling, general and administrative expenses ("SG&A"), and decrease in depreciation and amortization. The overall decrease in SG&A was primarily driven by the unrepeated internal operational restructuring project in the comparable period at our Infrastructure segment, as well as decreases in SG&A at our Non-Operating Corporate segment and our Life Sciences segment driven primarily by R2 as a result of cost reduction initiatives. The overall decrease in depreciation and amortization was driven by Banker Steel, as certain intangibles were fully amortized subsequent to the comparable period.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Increase / (Decrease)	2023	2022	Increase / (Decrease)
Infrastructure	$8.9	$5.9	$3.0	$28.7	$29.2	$(0.5)
Life Sciences	(6.2)	(4.3)	(1.9)	(15.5)	(19.2)	3.7
Spectrum	(5.4)	(2.8)	(2.6)	(22.2)	(13.3)	(8.9)
Non-Operating Corporate	(5.4)	(4.9)	(0.5)	(33.2)	(35.3)	2.1
Other and eliminations	(1.2)	0.4	(1.6)	7.0	2.7	4.3
Net loss attributable to INNOVATE Corp.	$(9.3)	$(5.7)	(3.6)	$(35.2)	$(35.9)	$0.7
Less: Preferred dividends	0.3	1.3	(1.0)	2.4	4.9	(2.5)
Net loss attributable to common stockholders	$(9.6)	$(7.0)	$(2.6)	$(37.6)	$(40.8)	$3.2

•Adjusted EBITDA: For the fourth quarter of 2023, total Adjusted EBITDA, was $21.5 million, compared to total Adjusted EBITDA of $28.1 million for the prior year quarter. The decrease in Adjusted EBITDA was primarily driven by an increase in recurring SG&A expenses at our Infrastructure segment and by our Life Sciences segment primarily as a result of higher equity method losses recognized from Pansend's investment in MediBeacon due to additional investments during 2023 resulting in previously suspended losses being recognized as the investment's carrying amount was reduced to zero. Additionally contributing to the decrease in Adjusted EBITDA was our Spectrum segment as a result of a one-time benefit from the termination of Azteca in the comparable period and by our Other segment from the elimination of equity method income from our investment in HMN, which was sold on March 6, 2023. The decrease was partially offset by our Non-Operating Corporate segment due to a decrease in SG&A expenses and our Life Sciences segment driven by R2 due to a decrease in SG&A expenses as a result of cost reduction initiatives.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Increase / (Decrease)	2023	2022	Increase/(Decrease)
Infrastructure	$30.0	$32.7	$(2.7)	$100.6	$101.7	$(1.1)
Life Sciences	(7.1)	(4.5)	(2.6)	(23.1)	(25.4)	2.3
Spectrum	1.1	2.5	(1.4)	2.0	4.5	(2.5)
Non-Operating Corporate	(2.5)	(3.7)	1.2	(13.5)	(16.7)	3.2
Other and eliminations	—	1.1	(1.1)	(1.0)	4.0	(5.0)
Total Adjusted EBITDA	$21.5	$28.1	$(6.6)	$65.0	$68.1	$(3.1)

•Balance Sheet: As of December 31, 2023, INNOVATE had cash and cash equivalents, excluding restricted cash, of $80.8 million compared to $80.4 million as of December 31, 2022. On a stand-alone basis, as of December 31, 2023, our Non-Operating Corporate segment had cash and cash equivalents of $2.5 million compared to $9.1 million at December 31, 2022.

New York Stock Exchange Continued Listing Standards Notice

On February 26, 2024, the Company received written notice (the “Notice”) from the New York Stock Exchange (“NYSE”) that it does not presently meet NYSE’s continued listing standard requiring a minimum average closing price of $1.00 per share over 30 consecutive trading days. The Notice does not result in the immediate delisting of the Company’s stock from the NYSE.

The Company plans to notify the NYSE that it intends to regain compliance and is considering all available options that are in the best interests of the Company and its shareholders. The Company has six months ("the Cure Period") following receipt of the notice to regain compliance with the minimum share price requirement. The Company can regain compliance at any time during the Cure Period if on the last trading day of any calendar month during the Cure Period the Company has a closing share price of at least $1.00 per share and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

Under NYSE rules, the Company’s common stock will continue to be listed on the NYSE during the Cure Period, subject to the Company’s compliance with other NYSE continued listing requirements.

The Notice does not affect the Company’s business operations, or its Securities and Exchange Commission reporting requirements, and does not conflict with or trigger any violation under the Company’s material debt or other agreements.

Conference Call
INNOVATE will host a live conference call to discuss its fourth quarter and full year 2023 financial results and operations today at 4:30 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the INNOVATE website at innovate-ir.com to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the INNOVATE website at innovate-ir.com.
–Dial-in: 1-888-886-7786 (Domestic Toll Free) / 1-416-764-8658 (Toll/International)
–Participant Entry Number: 25925635
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 25925635
*Available approximately two hours after the end of the conference call through March 18, 2024.

About INNOVATE Corp.
INNOVATE Corp., is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 4,000 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts

Investor Contact:
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691

Non-GAAP Financial Measures
In this press release, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Total Adjusted EBITDA (excluding discontinued operations, if applicable) and Adjusted EBITDA for its operating segments. In addition, other companies may define Adjusted EBITDA differently than we do, which could limit its usefulness.
Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) attributable to INNOVATE Corp., excluding discontinued operations, if applicable; depreciation and amortization; other operating (income) loss, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, asset impairment expense and FCC reimbursements; interest expense; other (income) expense, net; income tax expense (benefit); non-controlling interest; share-based compensation expense; legacy accounts receivable expense; restructuring and exit costs; and acquisition and disposition costs.

Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, "forward-looking statements." Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this press release include, without limitation, any statements regarding INNOVATE’s plans and expectations for future growth and ability to capitalize on potential opportunities, the achievement of INNOVATE’s strategic objectives, expectations for performance of new projects and realization of revenue from the backlog at DBM Global, anticipated success from the continued sale of new products in the Life Sciences segment, anticipated developments regarding the FDA approval process at MediBeacon, anticipated performance of new channels and LPTV frequencies, expanded uses for LPTV channels in the Spectrum segment and the deployment of datacasting, anticipated agreements in the Spectrum segment with public broadcast networks, anticipated 5G broadcasting opportunities in the Spectrum segment, anticipated developments regarding Federal Communications Commission approval to convert existing station to 5G broadcast, our intentions to regain compliance with the NYSE's continued listing standards, and changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on INNOVATE’s financial position. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: our dependence on distributions from our subsidiaries to fund our operations and payments on our obligations; the impact on our business and financial condition of our substantial indebtedness and the significant additional indebtedness and other financing obligations we may incur; our dependence on key personnel; volatility in the trading price of our common stock; the impact of recent supply chain disruptions, labor shortages and increases in overall price levels, including in transportation costs; interest rate environment; developments relating to the ongoing hostilities in Ukraine and Israel; increased competition in the markets in which our operating segments conduct their businesses; our ability to successfully identify any strategic acquisitions or business opportunities; uncertain global economic conditions in the markets in which our operating segments conduct their businesses; changes in regulations and tax laws; covenant noncompliance risk; tax consequences associated with our acquisition, holding and disposition of target companies and assets; the ability of our operating segments to attract and retain customers; our expectations regarding the timing, extent and effectiveness of our cost reduction initiatives and management’s ability to moderate or control discretionary spending; our expectations and timing with respect to any strategic dispositions and sales of our operating subsidiaries, or businesses; the possibility of indemnification claims arising out of divestitures of businesses; and our possible inability to raise additional capital when needed or refinance our existing debt, on attractive terms, or at all.

Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$361.0	$409.3	$1,423.0	$1,637.3
Cost of revenue	299.9	346.4	1,207.0	1,415.9
Gross profit	61.1	62.9	216.0	221.4
Operating expenses:
Selling, general and administrative	41.4	49.8	168.0	180.1
Depreciation and amortization	4.3	6.6	20.2	27.2
Other operating loss	1.4	—	1.3	0.7
Income from operations	14.0	6.5	26.5	13.4
Other (expense) income:
Interest expense	(19.2)	(13.6)	(68.2)	(52.0)
(Loss) income from equity investees	(3.6)	0.8	(9.4)	(1.3)
Other (expense) income, net	(0.5)	(1.7)	16.7	(1.2)
Loss from operations before income taxes	(9.3)	(8.0)	(34.4)	(41.1)
Income tax (expense) benefit	(1.3)	0.7	(4.5)	(0.9)
Net loss	(10.6)	(7.3)	(38.9)	(42.0)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	1.3	1.6	3.7	6.1
Net loss attributable to INNOVATE Corp.	(9.3)	(5.7)	(35.2)	(35.9)
Less: Preferred dividends	0.3	1.3	2.4	4.9
Net loss attributable to common stockholders	$(9.6)	$(7.0)	$(37.6)	$(40.8)

Loss per share - basic and diluted	$(0.12)	$(0.09)	$(0.48)	$(0.53)

Weighted average common shares outstanding - basic and diluted	78.5	77.6	78.1	77.5

INNOVATE CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except share amounts)

	(Unaudited)
	December 31, 2023	December 31, 2022

Assets
Current assets
Cash and cash equivalents	$80.8	$80.4
Accounts receivable, net	278.4	254.9
Contract assets	118.6	165.1
Inventory	22.4	18.9
Assets held for sale	3.1	—
Other current assets	14.6	17.1
Total current assets	517.9	536.4
Investments	1.8	59.5
Deferred tax asset	2.0	1.7
Property, plant and equipment, net	154.6	165.0
Goodwill	127.1	127.1
Intangibles, net	178.9	190.1
Other assets	61.3	71.9
Total assets	$1,043.6	$1,151.7
Liabilities, temporary equity and stockholders’ deficit
Current liabilities
Accounts payable	$142.9	$202.5
Accrued liabilities	70.8	65.4
Current portion of debt obligations	30.5	30.6
Contract liabilities	153.5	98.6
Other current liabilities	16.1	20.1
Total current liabilities	413.8	417.2
Deferred tax liability	4.1	9.1
Debt obligations	679.3	683.8
Other liabilities	82.7	71.2
Total liabilities	1,179.9	1,181.3
Commitments and contingencies
Temporary equity
Preferred stock Series A-3 and Series A-4, $0.001 par value	16.4	17.6
Shares authorized: 20,000,000 as of both December 31, 2023 and 2022
Shares issued and outstanding: 6,125 of Series A-3 and 10,000 of Series A-4 as of both December 31, 2023 and 2022
Redeemable non-controlling interest	(1.0)	43.4
Total temporary equity	15.4	61.0
Stockholders’ deficit
Common stock, $0.001 par value	0.1	0.1
Shares authorized: 160,000,000 as of both December 31, 2023 and 2022
Shares issued: 80,722,983 and 80,216,028 as of December 31, 2023 and 2022, respectively
Shares outstanding: 79,234,991 and 78,787,768 as of December 31, 2023 and 2022, respectively
Additional paid-in capital	328.2	330.1
Treasury stock, at cost: 1,487,992 and 1,428,260 shares as of December 31, 2023 and 2022, respectively	(5.4)	(5.3)
Accumulated deficit	(487.3)	(452.1)
Accumulated other comprehensive (loss) income	(1.1)	5.9
Total INNOVATE Corp. stockholders’ deficit	(165.5)	(121.3)
Non-controlling interest	13.8	30.7
Total stockholders’ deficit	(151.7)	(90.6)
Total liabilities, temporary equity and stockholders’ deficit	$1,043.6	$1,151.7

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three Months Ended December 31, 2023
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$8.9	$(6.2)	$(5.4)	$(5.4)	$(1.2)	$(9.3)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	2.8	0.2	1.3	—	—	4.3
Depreciation and amortization (included in cost of revenue)	4.0	—	—	—	—	4.0
Other operating (income) loss	—	—	(0.2)	0.5	1.1	1.4
Interest expense	3.5	0.8	3.4	11.5	—	19.2
Other (income) expense, net	—	—	2.2	(1.8)	0.1	0.5
Income tax expense (benefit)	9.2	—	0.3	(8.2)	—	1.3
Non-controlling interest	0.9	(1.7)	(0.5)	—	—	(1.3)
Share-based compensation expense	—	(0.3)	—	0.5	—	0.2
Acquisition and disposition costs	0.7	0.1	—	0.4	—	1.2
Adjusted EBITDA	$30.0	$(7.1)	$1.1	$(2.5)	$—	$21.5

(in millions)	Three Months Ended December 31, 2022
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$5.9	$(4.3)	$(2.8)	$(4.9)	$0.4	$(5.7)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	5.1	0.1	1.4	—	—	6.6
Depreciation and amortization (included in cost of revenue)	3.8	—	—	—	—	3.8
Interest expense	3.1	0.6	1.3	8.6	—	13.6
Other expense (income), net	0.9	0.8	2.1	(1.9)	(0.2)	1.7
Income tax expense (benefit)	5.1	—	(0.1)	(6.4)	0.7	(0.7)
Non-controlling interest	0.5	(1.9)	(0.4)	—	0.2	(1.6)
Share-based compensation expense	—	0.2	—	0.5	—	0.7
Restructuring and exit costs	6.4	—	0.7	—	—	7.1
Acquisition and disposition costs	1.9	—	0.3	0.4	—	2.6
Adjusted EBITDA	$32.7	$(4.5)	$2.5	$(3.7)	$1.1	$28.1

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Year Ended December 31, 2023
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$28.7	$(15.5)	$(22.2)	$(33.2)	$7.0	$(35.2)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	14.4	0.5	5.2	0.1	—	20.2
Depreciation and amortization (included in cost of revenue)	15.7	0.1	—	—	—	15.8
Other operating (income) loss	(0.2)	—	(0.1)	0.5	1.1	1.3
Interest expense	13.8	2.9	13.4	38.1	—	68.2
Other (income) expense, net	(1.2)	(4.1)	7.7	(6.7)	(12.4)	(16.7)
Income tax expense (benefit)	20.2	—	0.3	(14.8)	(1.2)	4.5
Non-controlling interest	2.8	(7.3)	(2.5)	—	3.3	(3.7)
Share-based compensation expense	—	0.2	—	2.0	—	2.2
Legacy accounts receivable expense	2.2	—	—	—	—	2.2
Restructuring and exit costs	2.1	—	0.1	—	—	2.2
Acquisition and disposition costs	2.1	0.1	0.1	0.5	1.2	4.0
Adjusted EBITDA	$100.6	$(23.1)	$2.0	$(13.5)	$(1.0)	$65.0

(in millions)	Year Ended December 31, 2022
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$29.2	$(19.2)	$(13.3)	$(35.3)	$2.7	$(35.9)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	21.0	0.3	5.8	0.1	—	27.2
Depreciation and amortization (included in cost of revenue)	15.0	—	—	—	—	15.0
Other operating (income) loss	(0.6)	—	1.3	—	—	0.7
Interest expense	10.1	0.8	7.4	33.7	—	52.0
Other (income) expense, net	(1.0)	0.4	3.9	(1.9)	(0.2)	1.2
Income tax expense (benefit)	16.5	—	(0.1)	(16.2)	0.7	0.9
Non-controlling interest	2.8	(8.2)	(1.9)	—	1.2	(6.1)
Share-based compensation expense	—	0.5	—	1.9	—	2.4
Restructuring and exit costs	6.5	—	0.7	—	—	7.2
Acquisition and disposition costs	2.2	—	0.7	1.0	(0.4)	3.5
Adjusted EBITDA	$101.7	$(25.4)	$4.5	$(16.7)	$4.0	$68.1